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                                                                 EXHIBIT 11(b)


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



SIFE Trust Fund
490 North Wiget Lane
Walnut Creek, California 94598

We hereby consent to the use in this Post-Effective Amendment No. 42 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940, both on Form N-1A and the related Prospectus and Statement of Additional Information, of the information set forth in the Prospectus under the caption "Financial Highlights," which is included in such amendments to Registration Statements, Prospectus and Statement of Additional Information.


                                  TIMPSON GARCIA
                                  Certified Public Accountants

Oakland, California
May 14, 1997